Heartland Payment Systems 90 Nassau Street
Princeton, NJ 08542 888.798.3131
HeartlandPaymentSystems.com

HEARTLAND PAYMENT SYSTEMS REPORTS 31% INCREASE IN FIRST QUARTER ADJUSTED EARNINGS PER SHARE

Princeton, NJ - April 30, 2013 - Heartland Payment Systems, Inc. (NYSE: HPY), one of the nation's largest payment processors, today announced Adjusted Net Income and Adjusted Earnings per Share were $19.4 million and $0.51, respectively, for the quarter ended March 31, 2013, compared to Adjusted Net Income and Adjusted Earnings per Share of $16.0 million and $0.39, respectively, for the quarter ended March 31, 2012. For the quarter, the Company reported GAAP net income of $19.6 million, or $0.51 per share, compared to GAAP net income of $13.8 million, or $0.34 per share for the first quarter of 2012. First quarter 2013 GAAP net income from continuing operations, which excludes the gain on the sale of Collective POS in the current quarter, was $15.6 million, or $0.41 per share. Adjusted Net Income and Adjusted Earnings per Share are non-GAAP measures that are detailed later in this press release in the section “Reconciliation of Non-GAAP Financial Measures.”

Highlights for the first quarter of 2013 include:

•	Quarterly Net Revenue of $146.8 million, up 16.8% from the first quarter of 2012

•	Operating Margin on Net Revenue of 18.2% compared to 18.1% for the same quarter in 2012

•
Small and Mid-Sized Enterprise (SME) quarterly transaction processing volume of $17.3 billion, up 3.8% from the first quarter of 2012, despite one less processing day in the current quarter than in the year ago quarter

•	Same store sales rose 2.2%, while volume attrition was 12.8%

•	New margin installed increased 10.1% from the first quarter of 2012

•	Share-based compensation reduced earnings by $3.9 million pre-tax, or approximately $0.06 per share, compared to $2.9 million pre-tax, or approximately $0.04 per share in the year ago quarter

•	Acquisition-related amortization was $2.3 million pre-tax, or $0.04 per share, in the first quarter, up from $1.1 million pre-tax, or $0.02 per share in the first quarter of 2012

Robert O. Carr, Chairman and CEO, said, “Financial results for the first quarter of 2013 were the best of any first quarter in the Company's history, extending the record results of the last two years. Card processing volumes continue to grow as we strengthen merchant relationships by enhancing our product suite to bring additional value to their businesses. In particular, we are excited about the growth prospects represented by our new mobile applications, including those developed through partnerships, such as that announced with LevelUp in the first quarter. Our sales organization once again achieved record new business productivity, with the best quarterly new margin installed in several years, and our strategy to add new relationship managers is gaining traction as we increased relationship manager count in the quarter, a key to further penetrating the market and sustaining our growth. The very encouraging early results of our latest acquisitions are not only exciting in their own right, but also in how they provide synergies that are enhancing the value of the entire Heartland franchise. And, despite the investment in integration and new business initiatives in the quarter, we remain vigilant in improving our efficiency and productivity to drive an ever increasing proportion of our growth to the bottom line and build value for shareholders.”

SME card processing volume for the three months ended March 31, 2013 was $17.3 billion, a 3.8% improvement compared to the year-ago period. Card processing volume benefitted from better-than-expected same store sales, successful efforts to minimize volume attrition, and double-digit growth in new margin installed. Net revenue growth reflected growth in both card and non-card businesses, including contributions from the Ovation and ECSI acquisitions. The rate of operating income growth once again exceeded the rate of net revenue growth, despite budgeted spending increases to support new growth initiatives across the enterprise. Since share-based compensation and acquisition related amortization expense are not reflective of our ongoing operating performance, they are both excluded from the calculation of adjusted net income and adjusted earnings per share, as further detailed later in this release. In the first quarter, these two expenses reduced net income by $3.8 million, or $0.10 per share, compared to $2.5 million, or $0.06 per share in the first quarter of 2012.

Mr. Carr continued, “This is an exciting time in the payments industry, which is providing tremendous growth opportunities for organizations that can deliver real value to the market. We are fortunate to have the financial strength, organizational resources and market awareness that will enable us to not only develop, but to efficiently deliver value propositions that will resonate with merchants. Our strategy is to leverage our assets to bring new card and non-card products to market that will help our merchants utilize their payments technology as a more comprehensive platform to grow their business, while simultaneously simplifying their operations. You can expect Heartland to continue to deliver best-of-breed services, developed either organically or through partnerships or acquisitions, so that our merchants are best-equipped to operate in an increasingly complex world where mobility, loyalty and operations are all rapidly converging.”

FULL YEAR 2013 GUIDANCE:
For full year 2013, we continue to expect Net Revenue to be between approximately $600 million and $610 million. Adjusted Net Income is expected to be in the range of $2.29 - $2.33, which is net of $0.37 of combined acquisition-related amortization and share-based compensation expense. We continue to expect GAAP EPS from continuing operations to be in the range $1.92 to $1.96.

BOARD DECLARES QUARTERLY DIVIDEND; SHARE REPURCHASE PROGRAM UPDATE
The Company also announced that the Board of Directors declared a quarterly dividend of $0.07 per common share payable June 15, 2013 to shareholders of record on May 24, 2013. In the first quarter, the Company repurchased approximately 491,000 shares for $15.3 million under our Board approved share repurchase plan.

CONFERENCE CALL:
Heartland Payment Systems, Inc. will host a conference call on April 30, 2013 at 8:30 a.m. Eastern Time to discuss financial results and business highlights. Heartland Payment Systems invites all interested parties to listen to its conference call, broadcast through a webcast on the Company's website. To access the call, please visit the Investor Relations portion of the Company's website at: www.heartlandpaymentsystems.com. The conference call may be accessed by calling (888) 364-3108. Please provide the operator with PIN number 5340553. The webcast will be archived on the Company's website within two hours of the live call.

About Heartland Payment Systems
Heartland Payment Systems, Inc. (NYSE: HPY), the fifth largest payments processor in the United States, delivers credit/debit/prepaid card processing, school solutions, marketing solutions, end-to-end encryption technology, campus solutions, payroll solutions, and related business solutions and services to more than 250,000 business and education locations nationwide. A FORTUNE 1000 company, Heartland is the founding supporter of The Merchant Bill of Rights, a public advocacy initiative that educates merchants about fair credit and debit card processing practices.  Heartland also established The Sales Professional Bill of Rights to advocate for the rights of sales professionals everywhere.  More detailed information can be found by visiting HeartlandPaymentSystems.com, HeartlandPaymentSystems.com/Careers or following the company on Twitter @HeartlandHPY and Facebook at facebook.com/HeartlandHPY.

Forward-looking Statements

This press release contains statements of a forward-looking nature which represent our management's beliefs and assumptions concerning future events. Forward-looking statements involve risks, uncertainties and assumptions and are based on information currently available to us. Actual results may differ materially from those expressed in the forward-looking statements due to many factors, including risks and additional factors that are described in the Company's Securities and Exchange Commission filings, including but not limited to the Company's annual report on Form 10-K for the year ended December 31, 2012. We undertake no obligation to update any forward-looking statements to reflect events or circumstances that may arise after the date of this release.

Contact
Joe Hassett
Gregory FCA Communications
27 West Athens Ave.
Ardmore, PA 19003
Tel: 610-228-2110
Email: Heartland_ir@gregoryfca.com

TABLES FOLLOW

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Income and Comprehensive Income
(In thousands, except per share data)
(unaudited)

	Three Months Ended March 31,
	2013	2012
Total revenues	$501,239	$467,576
Costs of services:
Interchange	307,072	297,948
Dues, assessments and fees	47,332	43,868
Processing and servicing	59,397	55,628
Customer acquisition costs	10,733	11,436
Depreciation and amortization	4,090	4,352
Total costs of services	428,624	413,232
General and administrative	45,840	31,549
Total expenses	474,464	444,781
Income from operations	26,775	22,795
Other income (expense):
Interest income	34	104
Interest expense	(1,234)	(850)
Provision for processing system intrusion costs	(206)	(157)
Other, net	116	—
Total other expense	(1,290)	(903)
Income from continuing operations before income taxes	25,485	21,892
Provision for income taxes	9,840	8,366
Net income from continuing operations	15,645	13,526
Income from discontinued operations, net of income tax of $2,135 and $133	3,970	326
Net income	19,615	13,852
Less: Net income attributable to noncontrolling interests	56	98
Net income attributable to Heartland	$19,559	$13,754

Amounts Attributable to Heartland:
Net income from continuing operations	$15,645	$13,526
Income from discontinued operations, net of income tax and non-controlling interests	3,914	228
Net income attributable to Heartland	$19,559	$13,754

Net income	$19,615	$13,852
Other comprehensive income (loss):
Unrealized gains on investments, net of income tax of $4 and $7	3	11
Unrealized gains (losses) on derivative financial instruments, net of tax of $43 and ($6)	80	(6)
Foreign currency translation adjustment	(54)	231
Comprehensive income	19,644	14,088
Less: Comprehensive income attributable to noncontrolling interests	40	167
Comprehensive income attributable to Heartland	$19,604	$13,921

Basic earnings per share:
Income from continuing operations	$0.42	$0.34
Income from discontinued operations	0.11	0.01
Basic earnings per share	$0.53	$0.35

Diluted earnings per share:
Income from continuing operations	$0.41	$0.33
Income from discontinued operations	0.10	0.01
Diluted earnings per share	$0.51	$0.34

Weighted average number of common shares outstanding:
Basic	36,841	38,837
Diluted	38,374	40,560

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(In thousands, except share data)
(unaudited)

	March 31, 2013	December 31, 2012
Assets
Current assets:
Cash and cash equivalents	$37,504	$48,440
Funds held for customers	142,011	131,405
Receivables, net	226,485	180,448
Investments	1,299	1,199
Inventory	10,243	9,694
Prepaid expenses	13,712	10,421
Current deferred tax assets, net	10,311	10,475
Assets held for sale	—	17,044
Total current assets	441,565	409,126
Capitalized customer acquisition costs, net	55,747	56,425
Property and equipment, net	129,167	125,031
Goodwill	170,449	168,062
Intangible assets, net	48,905	53,594
Deposits and other assets, net	1,165	1,176
Total assets	$846,998	$813,414

Liabilities and Equity
Current liabilities:
Due to sponsor banks	$1,749	$37,586
Accounts payable	68,283	64,065
Customer fund deposits	142,011	131,405
Processing liabilities	160,928	95,273
Current portion of borrowings	102,001	102,001
Current portion of accrued buyout liability	11,468	10,478
Accrued expenses and other liabilities	36,541	47,817
Current tax liabilities	3,155	4,323
Liabilities related to assets held for sale	—	1,672
Total current liabilities	526,136	494,620
Deferred tax liabilities, net	31,618	29,632
Reserve for unrecognized tax benefits	3,386	3,069
Long-term portion of borrowings	45,000	50,000
Long-term portion of accrued buyout liability	25,288	24,932
Total liabilities	631,428	602,253
Commitments and contingencies	—	—

Equity
Common stock, $0.001 par value, 100,000,000 shares authorized, 37,804,792 and 37,571,708 shares issued at March 31, 2013 and December 31, 2012; 36,597,692 and 36,855,908 outstanding at March 31, 2013 and December 31, 2012	38	38
Additional paid-in capital	226,643	222,705
Accumulated other comprehensive loss	(271)	(399)
Retained earnings	24,608	7,629
Treasury stock, at cost (1,207,100 and 715,800 shares at March 31, 2013 and December 31, 2012)	(35,448)	(20,187)
Total stockholders’ equity	215,570	209,786
Noncontrolling interests	—	1,375
Total equity	215,570	211,161
Total liabilities and equity	$846,998	$813,414

Heartland Payment Systems, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(In thousands)
(unaudited)

	Three Months Ended March 31,
	2013	2012
Cash flows from operating activities
Net income	$19,615	$13,852
Adjustments to reconcile net income to net cash provided by operating activities:
Amortization of capitalized customer acquisition costs	11,256	11,197
Other depreciation and amortization	7,214	7,383
Addition to loss reserves	802	267
(Recovery) provision for doubtful receivables	(292)	83
Deferred taxes	1,251	3,602
Share-based compensation	3,866	2,934
Write downs on fixed assets and system development costs	57	—
Gain on sale of discontinued operations	(3,786)	—
Changes in operating assets and liabilities:
Increase in receivables	(45,664)	(7,268)
(Increase) decrease in inventory	(608)	792
Payment of signing bonuses, net	(5,780)	(7,554)
Increase in capitalized customer acquisition costs	(4,798)	(3,968)
(Increase) decrease in prepaid expenses	(3,128)	297
Decrease in current tax assets	598	2,378
Increase in deposits and other assets	(1,054)	(28)
Excess tax benefits on employee share-based compensation	(1,753)	(1,321)
Increase in reserve for unrecognized tax benefits	317	219
(Decrease) increase in due to sponsor banks	(35,836)	2,454
Increase in accounts payable	4,051	2,614
Decrease in accrued expenses and other liabilities	(14,197)	(10,263)
Increase in processing liabilities	64,803	5,586
Payouts of accrued buyout liability	(2,929)	(2,297)
Increase in accrued buyout liability	4,275	4,207
Net cash (used in) provided by operating activities	(1,720)	25,166

Cash flows from investing activities
Purchase of investments	(609)	(206)
Maturities of investments	201	575
Increase in funds held for customers	(10,599)	(11,054)
Increase in customer fund deposits	10,606	11,073
Proceeds from sale of discontinued operations	19,343	—
Purchases of property and equipment	(11,351)	(7,361)
Net cash provided by (used in) investing activities	7,591	(6,973)

Cash flows from financing activities
Principal payments on borrowings	(5,000)	(3,751)
Proceeds from exercise of stock options	1,158	6,842
Excess tax benefits on employee share-based compensation	1,753	1,321
Repurchases of common stock	(14,280)	(10,672)
Dividends paid on common stock	(2,580)	(2,336)
Net cash used in financing activities	(18,949)	(8,596)

Net (decrease) increase in cash	(13,078)	9,597
Effect of exchange rates on cash	1	45
Cash at beginning of year	50,581	40,301
Cash at end of period	$37,504	$49,943

Reconciliation of Non-GAAP Financial Measures And Regulation G Disclosure
To supplement its consolidated financial statements presented in accordance with accounting principles generally accepted in the United States (“GAAP”), the Company provides additional measures of its operating results on a continuing operations basis, namely income from operations, operating margin, net income and earnings per share, which exclude acquisition-related amortization expense and share-based compensation expense. These measures meet the definition of a non-GAAP financial measure. The Company believes that application of these non-GAAP financial measures is appropriate to enhance understanding of its historical performance as well as prospects for its future performance.

Use and Economic Substance of the Non-GAAP Financial Measures - Management uses these non-GAAP measures to evaluate performance period over period, to analyze the underlying trends in the Company's business, to assess its on-going operating performance relative to its competitors, and to establish operational goals and forecasts. Acquisition-related amortization expense and share-based compensation expense are excluded as non-cash expenses that the Company does not believe are reflective of ongoing operating results of existing and acquired businesses. Additionally, share-based compensation expense is an amount excluded from calculations of earnings per share used in measuring achievement of performance targets required for vesting certain performance-based share awards.

The following is an explanation of the adjustments that management excluded as part of its non-GAAP measures for the three months ended March 31, 2013 and 2012:

Acquisition-related Amortization Expense - This expense consists of the amortization of intangible assets such as customer relationships, software, non-compete agreements and merchant portfolios acquired through business combinations. The Company excludes acquisition-related amortization expense from its non-GAAP measures of income from operations, operating margin, net income and earnings per share primarily because:

•	Acquisition-related amortization expense is non-cash expense that the Company does not believe is reflective of its ongoing operating results, or contributions from its acquired businesses; and

•	The Company's acquisition activity has increased significantly in recent years, with the result that acquisition-related amortization expense will become more significant.

Share-based Compensation Expense - These expenses consist of costs related to the stock options, restricted stock units, and performance share units, which the Company has granted its employees. The Company excludes share-based compensation expense from its non-GAAP measures of income from operations, operating margin, net income and earnings per share primarily because:

•	Share-based compensation expense is non-cash expense that the Company does not believe is reflective of ongoing operating results;

•	Share-based compensation expense is excluded from calculations of earnings per share used in measuring its achievement of certain performance targets required for vesting performance-based awards; and

•
The Company's use of performance-based share awards has increased significantly in recent years, with the result that reported share-based compensation expense can vary significantly from year to year, or quarter to quarter, in ways that may not be related to the underlying operating performance of the Company.

Material Limitations Associated with the Use of Non-GAAP Financial Measures - Non-GAAP income from operations, operating margin, net income and earnings per share that exclude the impact of acquisition-related amortization expense and share-based compensation expense may have limitations as analytical tools, and these non-GAAP measures should not be considered in isolation from or as a replacement for GAAP financial measures, and should be considered only as supplemental to the Company's GAAP financial measures. Some of the limitations associated with the use of these non-GAAP financial measures are:

•
Acquisition-related amortization expense and share-based compensation expense that are excluded from non-GAAP income from operations, operating margin, net income and non-GAAP earnings per share can have a material impact on GAAP net income and GAAP earnings per share.

•
Other companies may calculate non-GAAP income from operations, operating margin, net income and non-GAAP earnings per share that exclude the impact of similar expenses differently than the Company does, limiting the usefulness of those measures for comparative purposes.

Usefulness of Non-GAAP Financial Measures to Investors - The Company believes that presenting non-GAAP income from operations, operating margin, net income and non-GAAP earnings per share that exclude the impact of acquisition-related amortization expense and, share-based compensation expense in addition to the related GAAP measures provides investors greater transparency to the information used by the Company's management for its financial and operational decision-making and allows investors to see the Company's results through the eyes of management. Additionally, the Company believes that the inclusion of these non-GAAP financial measures provides enhanced comparability in its financial reporting. The Company further believes that providing this information better enables its investors to understand the Company's operating performance and underlying business fundamentals, and to evaluate the methodology used by management to evaluate and measure such performance.

This press release contains non-GAAP financial measures within the meaning of Regulation G promulgated by the Securities and Exchange Commission. Pursuant to Regulation G, a reconciliation of these non-GAAP financial measures with the comparable financial measures calculated in accordance with GAAP for the three months ended March 31, 2013 and 2012 follows:

Three Months Ended March 31, 2013
	GAAP	Acquisition-related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from Operations	$26,775	$2,277	$3,866	$32,918
Operating Margin (a)	18.2%			22.4%

Net Income From Continuing Operations	$15,645	$1,398	$2,373	$19,416

Diluted Earnings Per Share From Continuing Operations	$0.41	$0.04	$0.06	$0.51
Diluted Shares Used in Computing Earnings Per Share From Continuing Operations	38,374			38,374

Three Months Ended March 31, 2012
	GAAP	Acquisition-related Amortization	Share-based Compensation	Adjusted Non-GAAP
Income from Operations	$22,795	$1,097	$2,934	$26,826
Operating Margin (a)	18.1%			21.3%

Net Income From Continuing Operations	$13,526	$678	$1,813	$16,017

Diluted Earnings Per Share From Continuing Operations	$0.33	$0.02	$0.04	$0.39
Diluted Shares Used in Computing Earnings Per Share From Continuing Operations	40,560			40,560

(a) Operating Margin is measured as Income from Operations divided by Net Revenue. Net Revenue is defined as total revenues less interchange fees and dues, assessments and fees.